Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2021 relating to the financial statements of Pi Jersey Holdco 1.5 Limited.

/s/ Deloitte LLP

London, United Kingdom

June 1, 2021